UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1990 E. Grand Ave.
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

On July 23, 2026, Faraday Future Intelligent Electric Inc. (the “Company”) filed a twelfth amendment (the “Certificate of Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation (as amended, the “Charter”) with the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of 1:150 (the “Reverse Stock Split”). The Certificate of Amendment was authorized by the stockholders of the Company at the Company’s Annual Meeting of Stockholders held on May 22, 2026.

Pursuant to the Certificate of Amendment, effective as of 12:01 a.m., Eastern Time, on July 24, 2026 (the “Effective Time”), every 150 shares of the issued and outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) were automatically converted into one share of Common Stock, without any change in par value per share, and the number of authorized shares of Common Stock remained unchanged.

At the Effective Time, the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2021 Stock Incentive Plan, the Company’s Smart King Ltd. Equity Incentive Plan, and the Company’s Smart King Ltd. Special Talent Incentive Plan (collectively, the “Plans”), as well as the number of shares subject to the then-outstanding awards under each of the Plans, were proportionately adjusted, using the 1-for-150 ratio, rounded up to the nearest whole share. In addition, the exercise price of the then-outstanding options under each of the Plans was proportionately adjusted, using the 1-for-150 ratio, rounded up to the nearest whole cent. Proportionate adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding warrants and convertible securities, as well as the applicable exercise or conversion prices.

Proportionate adjustments were also made to the Company’s outstanding Series C Convertible Preferred Stock and Series B Preferred Stock.

The Company’s Class A Common Stock began trading on the Nasdaq Capital Market on a split-adjusted basis at the opening of trading on July 24, 2026. The Class A Common Stock continues trading on the Nasdaq Capital Market under the symbol “FFAI” with a new CUSIP number (307359 869).

No fractional shares of Common Stock were issued as a result of the Reverse Stock Split. Stockholders who would otherwise receive a fractional share were instead issued a full share in lieu of such fractional share. The Reverse Stock Split affected all record holders of the Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company regarding their stock ownership following the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is a summary and is qualified in its entirety by the terms of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01 Other Events.

On July 21, 2026, the Company issued two press releases announcing the Reverse Stock Split. A copy of each press release is attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated in this Item 8.01 by reference.

The information in this Item 8.01 and Exhibit 99.1 and Exhibit 99.2 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
3.1	Twelfth Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of Faraday Future Intelligent Electric Inc.
99.1	Press Release, dated July 21, 2026.
99.2	Press Release, dated July 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: July 24, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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